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                                                                   Exhibit 4.9.2


                              CERTIFICATE OF TRUST
                                       OF

                             CONOCOPHILLIPS TRUST II


            THIS CERTIFICATE OF TRUST of ConocoPhillips Trust II (the "Trust"), dated as of November 6, 2002, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code
Section 3801 et seq.) (the "Act").

            1. Name. The name of the statutory trust being formed hereby is "ConocoPhillips Trust II."

            2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), 700 White Clay Center, Route 273, Newark, Delaware 19711.

            3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

            4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.



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            IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written pursuant to Section 3811(a) of the Act.

                                    THE BANK OF NEW YORK (DELAWARE),
                                    not in its individual capacity,
                                    but solely as Delaware Trustee


                                    By: /s/ William T. Lewis
                                        --------------------------------------
                                        William T. Lewis
                                        Senior Vice President

                                    THE BANK OF NEW YORK,
                                    not in its individual capacity,
                                    but solely as Property Trustee


                                    By: /s/ Van K. Brown
                                        --------------------------------------
                                        Van K. Brown
                                        Vice President

                                    JEFF W. SHEETS,
                                    not in his individual capacity,
                                    but solely as Regular Trustee

                                        /s/ Jeff W. Sheets
                                        --------------------------------------